            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payer. All "section" references are to the Internal Revenue Code of 1986, as amended, "IRS" is the Internal Revenue Service.

--------------------------------------------------       --------------------------------------------------
                          GIVE THE TAXPAYER                                        GIVE THE TAXPAYER
                          IDENTIFICATION NUMBER                                    IDENTIFICATION NUMBER--
FOR THIS TYPE OF ACCOUNT  OF--                           FOR THIS TYPE OF ACCOUNT
--------------------------------------------------       --------------------------------------------------
1. An individual's        The individual                 6. A valid trust, estate  The legal entity(4)
account                                                  or pension trust

2. Two or more            The actual owner of the        7. Corporate account      The corporation
   individuals (joint     account or, if combined
   account)               funds, the first
                          individual on the
                          account(1)

3. Custodian account of   The minor(2)                   8. Association, club,     The organization
   a minor (Uniform Gift                                    religious,
   to Minors Act)                                           charitable,
                                                            educational, or other
                                                            tax-exempt
                                                            organization account

4. a. The usual           The grantor-trustee(1)         9. Partnership account    The partnership
      revocable savings
   trust account
   (grantor is also
   trustee)

  b. So-called trust      The actual owner(1)            10. A broker or           The broker or nominee
    account that is not                                  registered nominee
    a legal or valid
    trust under state
    law

5. Sole proprietorship    The owner(3)                   11. Account with the      The public entity
    account                                                  Department of
                                                             Agriculture in the
                                                             name of a public
                                                             entity (such as a
                                                             State or local
                                                             government, school
                                                             district or prison)
                                                             that receives
                                                             agricultural program
                                                             payments
--------------------------------------------------       --------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local Social Security Administration or the IRS, or by calling the IRS at 1-800-TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from withholding include the following:

    - An organization exempt from tax under section 501(a), or an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

    - The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

    - An international organization or any agency or instrumentality thereof.

    - A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

    - A corporation.

    - A financial institution.

    - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A middleman known in the investment community as a nominee or custodian.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

    - Payments of interest on obligations issued by individuals.

      Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

    - Payments described in Section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FORM, AND RETURN TO THE PAYEE. ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

PRIVACY ACT NOTICE C--Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.